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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Savannah Foods & Industries, Inc.'s previously filed Registration Statement File No. 2-94678 covering the Savannah Foods & Industries, Inc. Employee Retirement Savings Plan.

                                                     /S/Arthur Andersen LLP




Atlanta, GA
July 10, 1998